Exhibit 24.1

LIMITED POWER OF ATTORNEY FOR

SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Robert Strobo and Mark Newcomer, each acting individually and with full power of substitution, as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)       prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Paysign, Inc., a Nevada corporation (the “Company”), with the United States Securities and Exchange Commission (the “Commission”), any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”), including by means of electronic filing through the Commission’s EDGAR system and, in connection therewith, obtaining and maintaining EDGAR access credentials and taking any action reasonably necessary or appropriate in connection with the undersigned’s EDGAR Next account solely for purposes of making filings contemplated by this Limited Power of Attorney, including (i) acting as an account administrator or delegated administrator for the undersigned’s EDGAR Next account and carrying out any action associated with such administrator designation or delegation as such attorney-in-fact deems necessary or appropriate or (ii) causing the Company to accept a delegation of authority from any of the undersigned’s EDGAR Next account administrators and, pursuant to such delegation, authorizing the Company’s EDGAR Next account administrators to appoint, remove or replace designated users for the undersigned’s EDGAR Next account as such attorney-in-fact deems necessary or appropriate;

(2)       seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, dealers, banks, transfer agents, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to each of the undersigned’s attorneys-in-fact appointed by this Limited Power of Attorney and approves and ratifies any such release of information; and

(3)       perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1)       this Limited Power of Attorney authorizes, but does not require, such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)       any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)       neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4)       this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants each foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact shall lawfully do or cause to be done for and on behalf of the undersigned by virtue of this Limited Power of Attorney.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney to be executed as of this 3rd day of September, 2026.

/s/ Matthew Baker Turner

Signature

Matthew Baker Turner